Filed pursuant to Rule 424(b)(5)
Registration No. 333-214055

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $.30 par value	$150,000,000	$17,385
(1)    Calculated in accordance with Rule 457(o) and Rule 457 (r) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-214055 filed by the registrant on October 11, 2016.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 11, 2016)

Up to $150,000,000 Aggregate Offering Value of
COMMON STOCK

We have entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated as of November 28, 2016 with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Raymond James & Associates, Inc. (“Raymond James”) and SunTrust Robinson Humphrey, Inc. (“SunTrust Robinson Humphrey”), as sales agent (each, an “Agent” and, collectively, the “Agents”), relating to shares of our common stock, par value $0.30 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell up to $150,000,000 aggregate gross price of our common stock from time to time through the Agents, as sales agents.
Under the terms of the Sales Agreement, we also may sell shares of our common stock to any Agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to any such Agent as principal, we will enter into a separate terms agreement with that Agent and describe that agreement in a separate prospectus supplement or pricing supplement if required.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI.” The last reported sale price of our common stock on the NYSE on November 25, 2016 was $39.05 per share.
Sales of shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The applicable Agent acting as sales agent or acting directly as principal from time to time will make all sales using commercially reasonable efforts consistent with such Agent’s normal trading and sales practices, on mutually agreed terms between the Agent and us.
Each Agent will receive from us commissions not to exceed 2.0% of the gross sales price of all shares sold through such Agent under the Sales Agreement. The net proceeds we receive from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. The shares of common stock to which this prospectus supplement relates will be sold through only one Agent on any given day.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus, and the other risk factors incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Raymond James	SunTrust Robinson Humphrey

The date of this prospectus supplement is November 28, 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in this prospectus supplement varies or conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. Neither we nor any of our Agents have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where such offer or any sale would be unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the information incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates. If any statement in any such document is inconsistent with a statement in another such document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we, nor our Agents, nor any of our or their respective representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated in this prospectus supplement by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Statements included in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto), are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “forecast,” “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements.
These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including, but not limited to, the matters discussed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially and adversely from those forecasted or expected. We undertake no responsibility to update forward-looking statements for changes related to these or any other factors that may occur subsequent to this filing for any reason.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference for a more complete understanding of our business and this offering. Please read “Risk Factors” on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus and the risk factors described under the heading “Risk Factors” included in Item 1A of our Transition Report on Form 10-K for the transition period from June 1, 2015 to December 31, 2015, which is incorporated by reference in this prospectus supplement, for more information about important factors that you should consider before investing in our common stock.
Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in this prospectus supplement to refer to Team, Inc., to one or more of our consolidated subsidiaries or to all of them taken as a whole.
Team, Inc.
We are a leading provider of specialty industrial services, including inspection and assessment, required in maintaining high temperature and high pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. We conduct operations in three segments: TeamQualspec, TeamFurmanite and Quest Integrity.
TeamQualspec provides basic and advanced non-destructive testing services for the process, pipeline and power sectors, pipeline integrity management services, field heat treating services, as well as associated engineering and assessment services. These services can be offered while facilities are running (on-stream), during facility turnarounds or during new construction or expansion activities.
TeamFurmanite, our mechanical services segment, provides turnaround and on-stream services. Turnaround services are project-related and demand is a function of the number and scope of scheduled and unscheduled facility turnarounds as well as new industrial facility construction or expansion activities. The turnaround services TeamFurmanite provides include field machining, technical bolting, field valve repair, heat exchanger repair, and isolation test plugging services. On-stream services offered by TeamFurmanite represent the services offered while plants are operating and under pressure. These services include leak repair, fugitive emissions control and hot tapping.
Quest Integrity provides integrity and reliability management solutions for the process, pipeline and power sectors. These solutions encompass two broadly-defined disciplines: (1) highly specialized in-line inspection services for unpiggable process piping and pipelines using proprietary in-line inspection tools and analytical software; and (2) advanced condition assessment services through a multi-disciplined engineering team. We believe there is a general growth in market demand for inspection and assessment services as improved inspection technologies enable better information about asset reliability to be available to facility owners and operators.
We offer these services in over 220 locations in 22 countries throughout the world with more than 8,300 employees. Our industrial services are available 24 hours a day, 7 days a week, 365 days a year. We market our services to companies in a diverse array of heavy industries which include the petrochemical, refining, power, pipeline, steel, pulp and paper industries, as well as municipalities, shipbuilding, original equipment manufacturers, distributors, and some of the world’s largest engineering and construction firms. Our services are also provided across a broad geographic reach.
Principal Executive Offices
Our corporate headquarters is located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas, 77478 and our telephone number is (281) 331-6154. We are incorporated in the State of Delaware and our company website can be found at www.teaminc.com.

The Offering

Securities Offered	Up to $150,000,000 aggregate gross sales price of shares of our common stock.

Use of Proceeds
We intend to use the net proceeds from this offering primarily to reduce outstanding indebtedness, which may include amounts outstanding under our $600.0 million senior secured credit facility, and for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Please read “Use of Proceeds” in this prospectus supplement for more information.

Risk Factors
Investing in our common stock involves risks. Please read “Risk Factors” on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Exchange Listing	Our common stock is listed on the NYSE under the ticker symbol “TISI.”

RISK FACTORS
An investment in our common stock involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus supplement and other information that may be incorporated by reference into this prospectus supplement as provided under “Incorporation by Reference,” including our Transition Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.
The market price for our common stock may be volatile and subject to future declines.
The price at which the shares of our common stock may be sold in the public market after they are purchased pursuant to this prospectus supplement may be lower than the price at which they are sold through or by a sales agent. The market price of our shares of common stock may be volatile and be subject to wide fluctuations. Fluctuations in our stock price may be unrelated to or not otherwise reflect our historical financial performance and condition and prospects. The stock market in general can experience considerable price and volume fluctuations due to changes in general economic conditions or other factors beyond our control, which could impact the future market price of our shares of common stock. We cannot assure you that the market price of our shares of common stock will not be volatile or fluctuate or decline significantly in the future.
Sales of our common stock may depress the price of our common stock and be dilutive to holders of our common stock.
We cannot predict the effect, if any, that future issuances or sales of our common stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Sales Agreement, or the availability of our securities for future issuance or sale, will have on the market price of shares of our common stock. Issuances or sales of substantial amounts of our common stock, preferred stock, warrants, or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. Preferred stock we issue will generally be senior to our common stock with respect to dividends and liquidation rights. The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering. The vesting of any restricted stock and restricted stock units granted to directors, executive officers and other employees, and other issuances of our common stock could have an adverse effect on the market price of our common stock, and the existence of our common stock reserved for issuance under our 2016 Stock Incentive Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

USE OF PROCEEDS
We intend to use the net proceeds from this offering primarily to reduce outstanding indebtedness, which may include amounts outstanding under our $600.0 million senior secured credit facility (consisting of a $400.0 million, five-year revolving loan facility and a $200.0 million five-year term loan facility) (the “Credit Facility”) and for general corporate purposes.
At September 30, 2016, we had approximately $213.8 million of outstanding borrowings under our $400.0 million revolving credit facility, as well as $175.0 million outstanding under the term loan of the Credit Facility. Borrowings under the Credit Facility, are generally used for general corporate purposes and to take advantage of targeted growth opportunities, including acquisitions. The principal balance outstanding on the Credit Facility is due at maturity in July 2020 and the weighted average interest rate on borrowings at September 30, 2016 was 2.73% (LIBOR plus 2.25% margin at September 30, 2016). The Credit Facility also has commitment fees on unused borrowing capacity (0.40% at September 30, 2016).
Affiliates of Merrill Lynch and SunTrust Robinson Humphrey are lenders under the Credit Facility and, in connection with their participation in the Credit Facility, receive customary fees. To the extent we use a portion of the net proceeds from this offering to reduce amounts we have borrowed, may borrow or re-borrow in the future under the Credit Facility, such affiliates will receive their proportionate shares of the net proceeds from this offering used to reduce such indebtedness.
CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of certain U.S. federal income tax and, to a limited extent, estate tax consequences relating to the purchase, ownership and disposition of our common stock. This summary deals only with common stock that is held as a “capital asset” (generally, property held for investment) by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of common stock (other than a partnership or an entity treated as a partnership for U.S. federal income tax purposes) that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons (as defined in the Code (as defined below)) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Department of the Treasury regulations (“U.S. Treasury regulations”) to be treated as a U.S. person.

An individual may generally be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes, by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of determining an individual’s aggregate days present in the U.S. during the three-year period ending in the current calendar year, all of the individual’s days present in the U.S. in the current year, one-third of the individual’s days present in the U.S. in the immediately preceding year and one-sixth of the individual’s days present in the U.S. in the second preceding year are counted toward the 183 day threshold. Residents of the U.S. are taxed for U.S. federal income tax purposes as if they were U.S. citizens.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date hereof. These authorities may be subject to different interpretations or changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below in a manner that could adversely affect a non-U.S. holder. This summary does not address all aspects of U.S. federal income and estate taxation and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws such as (without limitation):

•	certain U.S. expatriates;

•	persons subject to the alternative minimum tax;

•
stockholders that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code

•	stockholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	stockholders that are partnerships or entities or arrangements treated as partnerships for U.S. federal income tax purposes, or other pass-through entities, or owners thereof;

•	financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities or foreign currencies; or

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holding our common stock, you should consult your tax advisor.

We have not sought any ruling from the Internal Revenue Service, which we refer to as the “IRS”, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Distributions

If we make distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described below under “ — Gain on Disposition of Common Stock.” Any dividend paid to a non-U.S. holder of our common stock that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (or if an income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.) will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends, or such lower rate or exemption as may be specified under an applicable income tax treaty. In order to receive a reduction or exemption from withholding under a tax treaty, a non-U.S. holder must provide the applicable withholding agent with IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8), as applicable, properly certifying, under penalties of perjury, its status as a non-U.S. person and its eligibility for the reduced treaty rate or exemption from tax with respect to such distributions. These forms may need to be periodically updated. A non-U.S. holder that does not timely furnish the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a non-U.S. holder that are effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder) generally will be exempt from the withholding tax described above and instead will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person. Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for such exemption. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” (at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain on Disposition of Common Stock
Subject to the discussion below under “—Information Reporting and Backup Witholding” and “—FATCA,” any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or who is subject to special rates applicable to former citizens or residents of the U.S.; or

•
our common stock constitutes a U.S. real property interest (a “USRPI”), by reason of our status as a “United States real property holding corporation”, or USRPHC, for U.S. federal income tax purposes. Generally, our common stock will be treated as a USRPI if our real estate assets exceed 50% of the sum of its (A) U.S. real property interest, (B) interest in real property located outside the U.S. and (C) other assets other than (A) and (B) that are used or held for use in our trade or business.

A non-U.S. holder who has gain that is described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in the same manner as if it were a U.S. person. In addition, a non-U.S. holder described in the first bullet point immediately above that is a corporation may be subject to the branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. However, the branch profits tax may not apply if the non-U.S. holder qualifies for the “exit exemption” (i.e., after the disposition, the non-U.S. holder has no other U.S. business assets and neither the non-U.S. holder nor a related party reinvests the proceeds in the U.S. for a period of three years following the disposition).
A non-U.S. holder who meets the requirements described in the second bullet point immediately above will be subject to a flat 30% tax (or a lower tax rate or exemption from tax as specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the U.S., provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point immediately above, we believe that we currently are not, and do not anticipate on becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of out non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, so long as our common stock continues to be “regularly traded on an established securities market”, as defined by applicable U.S. Treasury regulations, a non-U.S. holder will be taxed on gains realized on the disposition of our common stock only if the non-U.S. holder actually or constructively holds or held more than 5% of such common stock outstanding at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. holder’s holding period for our common stock.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock and regarding potentially applicable income tax treaties that may provide for different rules.
Federal Estate Tax
If you are an individual, common stock owned or treated as owned by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding
The amount of any dividends paid to a non-U.S. holder and any tax withheld with respect to such dividends must be reported annually to the IRS and to the non-U.S. holder, regardless of whether withholding is required. Copies of the information returns reporting such dividends and withholding amounts also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a U.S. person on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or such holder otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the U.S. or conducted through certain U.S.-related financial intermediaries (or “brokers”), unless such non-U.S. holder certifies under penalty of perjury that it is not a U.S. person on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or such holder otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules and the disclosures required by the non-U.S. holders on their tax returns.
FATCA
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (generally referred to as “FATCA”) generally impose a withholding tax of 30% on any dividends on our common stock paid to a foreign financial institution (“FFI”), unless such FFI enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding its direct and indirect U.S. shareholders and/or U.S. account holders of such institution (which includes certain equity and debt holders, as well as certain account holders that are foreign entities with U.S. owners) or is otherwise exempt. FATCA also imposes a withholding tax of 30% on any dividends on our common stock paid to a non-financial foreign entity (“NFFE”) unless such NFFE provides the withholding agent with either certification that such entity does not have any substantial U.S. owners or controlling U.S. persons (generally by providing an IRS Form W-8BEN-E) or identification of the direct and indirect U.S. owners of the entity. Finally, withholding of 30% also generally will apply to the gross proceeds of a disposition of our common stock occurring after December 31, 2018 that are paid to an FFI or to an NFFE unless the reporting and certification requirements described above have been met. Withholding requirements under FATCA apply for payments to FFIs and other applicable payees whether they receive such payments in the capacity of an intermediary or beneficial owners. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such taxes. FATCA obligations may vary depending on whether the non-U.S. person subject to FATCA regulations is a resident of a country with which the U.S. has signed a bilateral Intergovernmental Agreement (“IGA”). IGAs are signed to facilitate implementation of FATCA and enhance broader international tax transparency. Under IGAs, respective countries implement FATCA regulations into their local law, and would require residents of such country to first determine if they are Financial Institutions, and the extent to which they need to perform FATCA obligations. General FATCA regulations would apply to residents of countries that have not entered into an IGA with the U.S. Investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.
THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with each of Merrill Lynch, Raymond James and SunTrust Robinson Humphrey, under which we may issue and sell over a period of time and from time to time shares of our common stock with an aggregate gross sales price of up to $150,000,000 through the Agents. Sales of the shares of our common stock to which this prospectus supplement and the accompanying prospectus relate, if any, will be made by means of ordinary brokers’ transactions on the NYSE, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed with the applicable Agent.

The Agents will offer shares of our common stock, subject to the terms and conditions of the Sales Agreement, on any trading day or as otherwise agreed upon by us and the Agents. We will designate the maximum number of shares of our common stock to be sold through an Agent on any trading day, or otherwise as we and the Agent agree, and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable laws and regulations, to sell, on our behalf, all of the shares of common stock so designated. We may instruct the Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Under the Sales Agreement, we or an Agent may suspend the offering of our common stock being made through the Agent at any time upon proper notice to the other party.

Settlement for any sales of our common stock is expected to occur on the third business day following the trading date on which such sales were made in return for payment of the proceeds to us. The obligation of any Agent under the Sales Agreement to sell shares of our common stock is subject to a number of conditions, which such Agent reserves the right to waive in its sole discretion.

In connection with any sale of common stock on our behalf, an Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to an Agent may be deemed to be an underwriting commission or discount. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

If we have reason to believe our common stock is no longer an “actively-traded security” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act, we will promptly so notify the Agents, and sales of our common stock under the Sales Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Agents.

The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of shares of our common stock pursuant to the Sales Agreement having an aggregate gross sales price of $150,000,000 or (ii) the termination of the Sales Agreement, pursuant to its terms, by either the Agents or us.

Commissions and Expenses

We will pay each Agent a commission not to exceed 2.0% of the gross sales price of the shares of our common stock sold by such Agent under the Sales Agreement.

We have also agreed, under certain circumstances, to reimburse the Agents for certain of their reasonable, documented out-of-pocket expenses, including fees and expenses of counsel in connection with the Sales Agreement. We estimate that the total expenses related to this offering payable by us, excluding commissions payable to the Agents under the Sales Agreement, will be approximately $575,000.

Reporting

We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of common stock for each quarter in which any sales are made through the Agents.

Other Relationships

The Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
As described above under “Use of proceeds,” we intend to use the net proceeds from this offering primarily to reduce outstanding indebtedness, which may include amounts outstanding under our Credit Facility, and for general corporate purposes. Affiliates of Merrill Lynch and SunTrust Robinson Humphrey are lenders under our Credit Facility and, in connection with their participation in the Credit Facility, receive customary fees. To the extent we use a portion of the net proceeds from this offering to reduce borrowings outstanding under our Credit Facility, such affiliates will receive their proportionate shares of the net proceeds from this offering used to reduce such indebtedness. See “Use of proceeds” in this prospectus supplement.
In addition, in the ordinary course of their business activities, the Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the common stock and certain legal matters will be passed upon for us by our counsel, Locke Lord LLP, Houston, Texas. Greenberg Traurig, LLP will act as counsel for the Agents.

EXPERTS

The consolidated financial statements of Team, Inc. and subsidiaries as of December 31, 2015, May 31, 2015 and 2014 and for the seven months ended December 31, 2015 and each of the years in the three-year period ended May 31, 2015, and management’s assessment of the effectiveness of Team, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the effectiveness of Team, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph stating that Team, Inc. acquired Qualspec Group LLC (“Qualspec”) in July 2015, and management excluded from its assessment of Team, Inc.’s internal control over financial reporting as of December 31, 2015, Qualspec’s internal control over financial reporting associated with total assets of $36 million and total revenues of $79 million included in the consolidated financial statements of Team, Inc. and subsidiaries as of and for the seven months ended December 31, 2015. KPMG LLP’s audit of internal control over financial reporting of Team, Inc. also excluded an evaluation of internal control over financial reporting of Qualspec.

The consolidated financial statements of Qualspec Group, LLC as of December 31, 2014, 2013 and 2012, and for each of the years then ended incorporated by reference herein have been so incorporated in reliance on the report of BKD LLP, independent certified public accountants, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Furmanite Corporation as of and for the year ended December 31, 2015 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for information on the public reference room. You can also find our filings on the Securities and Exchange Commission’s website at http://www.sec.gov and on our website at www.teaminc.com. Information contained on our website is not part of this prospectus supplement, unless specifically so designated and filed with the Securities and Exchange Commission. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room in Washington, D.C., as well as through the Securities and Exchange Commission’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

We have filed with the SEC and incorporate by reference in this prospectus supplement the documents listed below:

•	our transition report on Form 10-K for the transition period from June 1, 2015 to December 31, 2015, as filed on March 15, 2016;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 as filed on May 10, 2016, August 9, 2016 and November 4, 2016, respectively; and

•
our current reports on Form 8-K and 8-K/A filed with the SEC on September 21, 2015, March 1, 2016, March 11, 2016, March 14, 2016, May 13, 2016 (three separate filings), August 23, 2016, October 11, 2016 and November 28, 2016 (to the extent filed and not furnished).

We also incorporate by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the filing of the registration statement of which this prospectus supplement is a part, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may obtain any of the documents incorporated by reference into this prospectus supplement from the SEC through its web site at the address provided above. You also may request a copy of any document incorporated by reference into this prospectus supplement (including exhibits to those documents specifically incorporated by reference into this document), at no cost, by visiting our internet website at www.teaminc.com, or by writing or calling us at the following address:

Team, Inc.
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
Attention: Corporate Secretary
Telephone: (281) 331-6154

PROSPECTUS

COMMON STOCK
DEBT SECURITIES
PREFERRED STOCK
WARRANTS
UNITS

This prospectus relates to common stock, debt securities, preferred stock, warrants, and units that we or selling securityholders may sell from time to time in one or more offerings. The debt securities, preferred stock, warrants and units may be convertible into or exercisable or exchangeable for shares of our common stock or other securities.
Each time we, or a selling securityholder, sell securities offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. We will provide specific terms of the offerings in supplements to this prospectus. A prospectus supplement also may modify or supersede information contained in this prospectus. This prospectus may be used to offer securities for the account of persons other than us. We or any selling securityholder may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. We urge you to read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, which will describe the specific terms of these securities, carefully before you make your investment decision.
Our stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TISI.”

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” IN THIS PROSPECTUS AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The date of this prospectus is October 11, 2016

You should rely only on the information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents we have incorporated by reference. We have not authorized anyone else to give you other information, and we take no responsibility for any other information that others may give to you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented by this prospectus does not extend to you. You should not assume that the information contained in or incorporated by reference into this prospectus and any prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we or any selling securityholder may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. You should read both this prospectus, any prospectus supplement and any related free writing prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part because that representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may not have been included in that agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.
Unless otherwise indicated, the terms “Team, Inc.,” “Team,” “the Company,” “we,” “our” and “us” are used in this prospectus to refer to Team, Inc., to one or more of our consolidated subsidiaries or to all of them taken as a whole.

TEAM, INC.

We are a leading provider of specialty industrial services, including inspection and assessment, required in maintaining high temperature and high pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. We conduct operations in three segments: TeamQualspec, TeamFurmanite and Quest Integrity.

TeamQualspec provides basic and advanced non-destructive testing (“NDT”) services for the process, pipeline and power sectors, pipeline integrity management services, field heat treating services, as well as associated engineering and assessment services. These services can be offered while facilities are running (on-stream), during facility turnarounds or during new construction or expansion activities.

TeamFurmanite, our mechanical services segment, provides turnaround and on-stream services. Turnaround services are project-related and demand is a function of the number and scope of scheduled and unscheduled facility turnarounds as well as new industrial facility construction or expansion activities. The turnaround services TeamFurmanite provides include field machining, technical bolting, field valve repair, heat exchanger repair, and isolation test plugging services. On-stream services offered by TeamFurmanite and represent the services offered while plants are operating and under pressure. These services include leak repair, fugitive emissions control and hot tapping.

Quest Integrity provides integrity and reliability management solutions for the process, pipeline and power sectors. These solutions encompass two broadly-defined disciplines: (1) highly specialized in-line inspection services for unpiggable process piping and pipelines using proprietary in-line inspection tools and analytical software; and (2) advanced condition assessment services through a multi-disciplined engineering team. We believe there is a general growth in market demand for inspection and assessment services as improved inspection technologies enable better information about asset reliability to be available to facility owners and operators.

We offer these services in over 220 locations in 22 countries throughout the world with more than 8,300 employees. Our industrial services are available 24 hours a day, 7 days a week, 365 days a year. We market our services to companies in a diverse array of heavy industries which include the petrochemical, refining, power, pipeline, steel, pulp and paper industries, as well as municipalities, shipbuilding, original equipment manufacturers (“OEMs”), distributors, and some of the world’s largest engineering and construction firms. Our services are also provided across a broad geographic reach.
Our corporate headquarters is located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas, 77478 and our telephone number is (281) 331-6154. We are incorporated in the State of Delaware and our company website can be found at www.teaminc.com. On November 10, 2015, we announced the change of our fiscal year end to December 31 of each calendar year from May 31.

 RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our Transition Report on Form 10-K for the transition period from June 1, 2015 to December 31, 2015 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information please see the section entitled “Incorporation by Reference.” If any of these risks were to materialize, either individually or in combination, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents we incorporate by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Statements included in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto), are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “forecast,” “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements.
These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including, but not limited to, the matters discussed under “Risk Factors” and elsewhere in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference herein. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially and adversely from those forecasted or expected. We undertake no responsibility to update forward-looking statements for changes related to these or any other factors that may occur subsequent to this filing for any reason.

USE OF PROCEEDS
Unless we specify otherwise in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you, we anticipate that the net proceeds received by us from the sale of securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The table below sets forth the Ratio of Earnings to Fixed Charges for us for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference into this prospectus. We had no shares of preferred stock outstanding as of June 30, 2016, and paid no dividends on shares of preferred stock during the periods indicated. Therefore, the ratio of earnings to combined fixed charges and preferred dividends would be similar.

	Fiscal Year Ended May 31,					Seven Months Ended December 31,	Six Months Ended June 30,
	2011	2012	2013	2014	2015	2015	2016
Ratio of Earnings to Fixed Charges	14.06	16.82	12.92	9.68	13.97	2.95	1.00
For purposes of computing the Ratio of Earnings to Fixed Charges, earnings consist of income from continuing operations before income taxes and before adjustment for noncontrolling interest plus total fixed charges. Fixed charges include all interest expense plus the portion of rent expense deemed representative of the interest component.

DESCRIPTION OF THE DEBT SECURITIES
We may issue, from time to time, debt securities, in one or more series.  These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which these debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.
This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

As used in this section only, “we,” “us” and “our” refer to Team, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•
the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•
the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•
the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•
our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•
if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:

•
failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform any other covenant for 90 days after notice that performance was required;

•	certain events relating to bankruptcy, insolvency or reorganization; or

•	any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.
If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for cost, expenses and liabilities that may be incurred by the trustee by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Team, the trustee or any other agent of Team or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream”, or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•
we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add one or more guarantees for the benefit of holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series;

•
conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that does not materially adversely affect the right of any holder; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.

We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the principal amount or premium, if any, or change the stated maturity of any security or reduce or postpone the date for the payment of any sinking fund;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	waive a redemption payment when the redemption is made at our option;

•	alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•
reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

•	modify any provisions set forth in this paragraph.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of Team, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is based upon our amended and restated articles of incorporation (“Restated Articles of Incorporation”), our amended and restated bylaws (“Bylaws”), and applicable provisions of law. We have summarized certain portions of the Restated Articles of Incorporation and Bylaws below. The summary is not complete. The Restated Articles of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Restated Articles of Incorporation and Bylaws that are important to you.
Authorized Capital Stock
The Restated Articles of Incorporation authorizes us to issue 60,000,000 shares of common stock, $0.30 par value per share, and 500,000 shares of preferred stock, $100 par value per share.
Common Stock
As of June 30, 2016 there were 29,327,191 shares of common stock outstanding. The shares of common stock outstanding are fully paid and nonassessable.
Holders of our common stock are entitled to share equally and ratably in any dividends and in any assets available for distribution to stockholders on liquidation, dissolution or winding-up, subject, if preferred stock is then outstanding, to any preferential rights of such preferred stock. Each share of common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. The common stock is not redeemable, has no subscription or conversion rights and does not entitle the holder to any preemptive rights.
Preferred Stock
As of June 30, 2016, there were no shares of our preferred stock outstanding. We are authorized to issue up to 500,000 shares of preferred stock, in one or more series, with such designations and such relative voting, dividend, liquidation, conversion, and other rights, preferences and limitations as are stated in the Restated Articles of Incorporation, or any certificate of designation establishing such series adopted by our board of directors. The 500,000 authorized but unissued shares of preferred stock may be issued pursuant to resolution of our board of directors without the vote of the holders of our capital stock. If preferred stock is offered pursuant to this prospectus, we will describe the restrictions, if any, on the repurchase or redemption of the preferred stock by us in a prospectus supplement.
Election and Removal of Directors; Structure of Board of Directors

Our Bylaws provide that a nominee to director shall be elected to the Team board if, at a meeting of stockholders duly called and at which a quorum is present, the votes cast for such nominee’s election exceed the votes cast against such nominee’s election—i.e. the director receives a majority of the stockholder votes.

Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast at any such meeting of stockholders if, on the tenth (10th) day before Team first mails its notice of meeting for such meeting of the stockholders, the number of nominees for directors exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal.
The Restated Articles of Incorporation and Bylaws provide that a director may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, voting as a single class. The Restated Articles of Incorporation provide that such stockholder vote may only be taken at a meeting of stockholders and not by written consent, the notice of which meeting expressly states such purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director’s duty to Team and such adjudication is no longer subject to direct appeal.
Structure of the Board of Directors
Our board currently consists of eight (8) members. Our Bylaws provide that the business and affairs of Team shall be managed by or under the direction of not fewer than five (5) members at any given time. The exact number of directors may be increased or decreased, from time to time by action of the Team board. No decrease in the number of directors constituting the Team board of directors shall shorten the term of any incumbent director.
Our Bylaws provide that directors are divided into three classes: class I, class II and class III. Each class shall be as nearly equal in number of directors as possible.
Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified or disabled, or shall otherwise be removed.
Stockholder Action by Written Consent
Our Bylaws provide that any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a unanimous consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote thereon.
Special Meetings of Stockholders; Advance Notice Requirements for Stockholder Nominations
Our Bylaws provide that notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be delivered at least 10 days but not more than 60 days before the meeting to each stockholder of record having voting power and entitled to such notice. A notice of special meeting must state the purposes of the meeting.
To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be received by the Secretary of the Company at our principal executive offices not less than 90 calendar days nor more than 120 days before the date of the Company’s proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.
Amendments to Governing Documents
The Restated Articles of Incorporation provides that Team may at any time and from time to time amend, alter, change or repeal any provision contained in the Restated Articles of Incorporation, and any other provisions authorized by the Delaware General Corporation Law (“DGCL”) may be added or inserted; provided, however, that any such action requires the affirmative vote of at least two-thirds (2/3) of the holders of all of the shares of the stock of Team then entitled to vote in an election of directors, voting together as a single class.
Our Bylaws provide that in addition to any requirements set forth by the DGCL, the Bylaws may be adopted, amended or repealed by (i) the affirmative vote of at least 2/3 of the holders of all of the shares of the stock of Team then entitled to vote in an election of directors, voting together as a single class, or by (ii) approval of a majority of the our board.

Limitation on Director Liability

The Restated Articles of Incorporation provide that, to the fullest extent permitted by the DGCL, directors of Team shall not be personally liable to Team or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Team or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Restated Articles of Incorporation provide that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Team will automatically be deemed eliminated and limited to the fullest extent permitted by the DGCL as so amended.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, these securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, if applicable, may offer and sell the securities offered by this prospectus in any one or more of the following ways:

•	through agents;

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers, including through a specific bidding, auction or other process;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	privately negotiated transactions; or

•	otherwise through a combination of any of the above methods or any other method permitted by law.
We, the selling securityholders, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we or the selling securityholders utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement to indemnification by us against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
If we or the selling securityholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
Common stock and debt securities may also be sold directly by us or the selling securityholders. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly. In addition, a selling securityholder may sell securities covered by this prospectus in private transactions under Rule 144 of the Securities Act rather than pursuant to this prospectus.
If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of securities, including the specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS
Unless otherwise stated in the applicable prospectus supplement, the validity of the securities offered in this prospectus will be passed upon for us by Locke Lord LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS
The consolidated financial statements of Team, Inc. and subsidiaries as of December 31, 2015, May 31, 2015 and 2014 and for the seven months ended December 31, 2015 and each of the years in the three-year period ended May 31, 2015, and management’s assessment of the effectiveness of Team, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP on the effectiveness of Team, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph stating that Team, Inc. acquired Qualspec Group LLC (“Qualspec”) in July 2015, and management excluded from its assessment of Team, Inc.’s internal control over financial reporting as of December 31, 2015, Qualspec’s internal control over financial reporting associated with total assets of $36 million and total revenues of $79 million included in the consolidated financial statements of Team, Inc. and subsidiaries as of and for the seven months ended December 31, 2015. KPMG LLP’s audit of internal control over financial reporting of Team, Inc. also excluded an evaluation of internal control over financial reporting of Qualspec.
The consolidated financial statements of Qualspec Group, LLC as of December 31, 2014, 2013 and 2012, and for each of the years then ended incorporated by reference herein have been so incorporated in reliance on the report of BKD LLP, independent certified public accountants, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Furmanite Corporation as of and for the year ended December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549-2521. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at www.sec.gov. We also make available free of charge on our website, at www.teaminc.com, all materials that we file electronically with the SEC, including our annual and transition report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.
We have filed with the SEC and incorporate by reference in this prospectus the documents listed below:

•	our transition report on Form 10-K for the transition period from June 1, 2015 to December 31, 2015, as filed on March 15, 2016;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, as filed on May 10, 2016 and August 9, 2016, respectively; and

•
our current reports on Form 8-K and 8-K/A filed with the SEC on March 1, 2016, March 11, 2016, March 14, 2016, May 13, 2016 (three separate filings), August 23, 2016, and October 11, 2016 (to the extent filed and not furnished).

We also incorporated by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the filing of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may obtain any of the documents incorporated by reference into this prospectus from the SEC through its web site at the address provided above. You also may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated by reference into this document), at no cost, by visiting our internet website at www.teaminc.com, or by writing or calling us at the following address:
Team, Inc.
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
Attention: Corporate Secretary
Telephone: (281) 331-6154